UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2025

PATRIOT NATIONAL BANCORP, INC.
(Exact name of registrant as specified in its charter)

Connecticut	000-29599	06-1559137
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 Bedford Street, Stamford, Connecticut	06901
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number including area code: (203) 252-5900

(Former name or former address, if changed since last report): Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	PNBK	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b–2 of the Securities Exchange Act of 1934 (§ 240.12b–2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 19, 2025, the Board of Directors (the “Board”) of Patriot National Bancorp, Inc. (the “Company”) appointed Ida Liu, Jonathan Roth and Jeffrey Seabold as directors of the Company, effective as of November 19, 2025.

Ida Liu is a globally recognized wealth-management executive and the former Global Head of Citi Private Bank, where, from 2021 to 2025 she led the firm’s ultra-high-net-worth and family-office business across 52 offices in 22 countries. With 25 years of experience, she has a proven record of driving growth, leading large-scale transformation, and building high-performing global teams. At Citi, which Ms. Liu joined in 2007, Ms. Liu also served as Head of North America Private Bank from 2019 to 2021, delivering consistent double-digit outperformance and record client acquisition. Earlier, she was Global Market Manager for New York from 2016 to 2019 and founded two of the firm’s most successful specialist groups: the North America Asian Clients Group and the Fashion, Retail & Entertainment practice. Her career began in investment banking with BT Wolfensohn (1998-1999) and Merrill Lynch (1999-2004) in New York and Hong Kong, respectively, followed by senior roles in global luxury retail. Ida is widely recognized for her leadership, including Barron’s 100 Most Influential Women in U.S. Finance (2020, 2021, 2022, 2023, and 2024), American Banker’s 25 Most Powerful Women in Finance (2020, 2021, 2022, 2023, and 2024), World Economic Forum’s Young Global Leader (2014) and Crain’s 40 Under 40 (2015). She is a member of the Committee of 100 (C100) and the Young Presidents Organization (YPO) since January 2020, serves on the Board of Trustees of Asia Society since October 2021, and appears frequently on Bloomberg, CNBC, and global industry stages. She holds a BA from Wellesley College, an EMBA from Wharton, and completed the Harvard Kennedy School’s Global Leadership program.

Jonathan Roth is a co-founder and Managing Partner of 3650 Capital and is responsible for the identification and evaluation of investment opportunities as well as the formulation and implementation of best practices for the identification, structuring, documentation and management of all investment opportunities. Mr. Roth brings almost 40 years of experience and expertise in investment management with a focus on the origination, structuring and management of debt and equity facilities secured by real estate. Previously, Mr. Roth served as President of Canyon Partners Real Estate LLC from August 1997-September 2015, where he oversaw the management of Canyon’s real estate investment arm. During his 18-year tenure at Canyon, Mr. Roth was instrumental in the building of a fully integrated investment advisor as well as the formation and the investment activities of several investment vehicles, including the Canyon-Johnson Urban Funds, the Value Mortgage Separate Account platform, the Canyon Multifamily Impact Fund and the Canyon Catalyst Fund investing approximately $5.6 billion in over 200 transactions. An expert in complex commercial, land, retail, office, hospitality, condominium and multifamily transactions and portfolios, Mr. Roth directly led the acquisition and origination teams for Canyon and served on the investment committees for many of the Canyon platforms. Prior to joining Canyon, Mr. Roth was a partner at the international law firm of Loeb & Loeb from July 1988 through August 1997 and specialized in all aspects of real estate transactions with an emphasis on structuring, documentation and negotiation of complex finance, restructuring, disposition and acquisitions that excelled particularly during periods of distress. Mr. Roth has served on multiple philanthropic boards and works with several leading medical institutions including the USC Center for Applied Molecular Medicine since 2007, and UCLA Medical Center and Cedars Sinai Hospital since September 2016. Mr. Roth has sat on the Board of Governors for Cedars Sinai Hospital since September 2016 and the Ronald Reagan Medical Center Board since March 2017. Mr. Roth holds a B.A. in English Literature from UCLA, and a J.D. from Loyola Law School.

Jeffrey Seabold is an accomplished entrepreneur, investor, and executive leader with almost 30 years of experience in corporate strategy, business development, and executive management. He has a proven history in real estate finance and commercial banking. Mr. Seabold has served as a director of Patriot Bank, N.A. since May 2025. He is also the co-founder of The Change Company CDFI LLC where has served a director since March 2017. Mr. Seabold has also served as a director for Change Lending LLC, the wholly-owned subsidiary of The Change Company CDFI LCC that is a certified community development financial institution (CDFI), since January 2018. Previously, Mr. Seabold was the co-founder of Banc of California, Inc. (NASDAQ: BANC), a publicly traded bank holding company for Irvine, California based bank, Banc of California N.A. Mr. Seabold served in multiple capacities at Banc of California, including as a Director, Chief Banking Officer, and Executive Vice Chairman, beginning in 2011 and culminating in September 2017. Mr. Seabold was also the founder of CS Financial, Inc., a national mortgage finance company from February 1998 through March 2013, co-founder for Camden Capital Partners, LLC, a bridge & mezzanine real estate lender and servicer from January 2003 through March 2013, and the founder of Camden Escrow, Inc., a real estate settlement services provider from March 2004 through March 2013. Mr. Seabold received a BA in Economics from University of California Santa Barbra, which he attended from 1985 through 1990.

Item 7.01. Regulation FD Disclosure

On November 24, 2025, the Company posted on its Investor Relations website (https://bankpatriot.com/Learn/About/Investor-Relations) an updated presentation of certain Q3 2025 financial information of Patriot Bank, National Association, a wholly owned subsidiary of the Company.

A copy of the presentation is furnished as Exhibit 99.1 hereto. As with the prior presentation, the information contained in this Item 7.01 and Exhibit 99.1 is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise expressly stated in such filing.

Item 9.01. Financial Statements and Exhibits.

99.1	Presentation
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Patriot National Bancorp, Inc.

November 24, 2025	By:	/s/ Carlos P. Salas
Name: Carlos P. Salas
Title: Chief Financial Officer